Exhibit 99.1

Jabil Posts Second Quarter Results
Raises Fiscal 2025 Outlook
ST. PETERSBURG, Fla. – March 20, 2025 – Today, Jabil Inc. (NYSE: JBL), reported preliminary, unaudited financial results for its second quarter of fiscal year 2025.
Second Quarter of Fiscal Year 2025 Highlights:

•Net revenue: $6.7 billion
•U.S. GAAP operating income: $245 million
•U.S. GAAP diluted earnings per share: $1.06
•Core operating income (Non-GAAP): $334 million
•Core diluted earnings per share (Non-GAAP): $1.94
“I am very pleased with our strong year-to-date results, which underscore the resilience and strength of our diversified portfolio. In Q2, we exceeded our expectations due to continued strength in our capital equipment, cloud and data center infrastructure, and digital commerce end-markets,” said CEO Mike Dastoor. “As the geopolitical situation continues to evolve, our ability to adapt, combined with our designation as a U.S. domiciled manufacturing service provider and our significant U.S. footprint, is becoming increasingly important for our customers. And, in my opinion, Jabil is among the best positioned companies in the world to help customers navigate these complexities,” he concluded.
Third Quarter of Fiscal Year 2025 Outlook:

•Net revenue	$6.7 billion to $7.3 billion
•U.S. GAAP operating income	$282 million to $352 million
•U.S. GAAP diluted earnings per share	$1.50 to $1.99 per diluted share
•Core operating income (Non-GAAP)(1)	$348 million to $408 million
•Core diluted earnings per share (Non-GAAP)(1)	$2.08 to $2.48 per diluted share

(1)Core operating income and core diluted earnings per share exclude anticipated adjustments of $17 million for amortization of intangibles (or $0.14 per diluted share) and $19 million for stock-based compensation expense and related charges (or $0.17 per diluted share) and $30 million to $20 million (or $0.27 to $0.18 per diluted share) for restructuring, severance and related charges.

Fiscal Year 2025 Outlook:

•Net revenue	$27.9 billion
•Core operating margin (Non-GAAP)	5.4%
•Core diluted earnings per share (Non-GAAP)	$8.95 per diluted share
•Adjusted free cash flow (Non-GAAP)	$1.2+ billion
(Definitions: “U.S. GAAP” means U.S. generally accepted accounting principles. Jabil defines core operating income as U.S. GAAP operating income less amortization of intangibles, stock-based compensation expense and related charges, restructuring, severance and related charges, distressed customer charges, loss on disposal of subsidiaries, settlement of receivables and related charges, impairment of notes receivable and related charges, goodwill impairment charges, business interruption and impairment charges, net, gain from the divestiture of businesses, acquisition and divestiture related charges, plus other components of net periodic benefit cost. Jabil defines core earnings as core operating income, less loss on debt extinguishment, loss (gain) on securities, other components of net periodic benefit cost, income (loss) from discontinued operations, gain (loss) on sale of discontinued operations and certain other expenses, net of tax and certain deferred tax valuation allowance charges. Jabil defines core diluted earnings per share as core earnings divided by the weighted average number of outstanding diluted shares as determined under U.S. GAAP. Jabil defines adjusted free cash flow as net cash provided by (used in) operating activities less net capital expenditures (acquisition of property, plant and equipment less proceeds and advances from sale of property, plant and equipment). Jabil reports core operating income, core earnings, core diluted earnings per share and adjusted free cash flow to provide investors an additional method for assessing operating income, earnings, diluted earnings per share and free cash flow from what it believes are its core manufacturing operations. See the accompanying reconciliation of Jabil’s core operating income to its U.S. GAAP operating income, its calculation of core earnings and core diluted earnings per share to its U.S. GAAP net income and U.S. GAAP earnings per share and additional information in the supplemental information.)

Forward Looking Statements: This release contains forward-looking statements, including those regarding our anticipated financial results for our second quarter of fiscal year 2025 and our guidance for future financial performance in our third quarter of fiscal year 2025 (including, net revenue, U.S. GAAP operating income, U.S. GAAP diluted earnings per share, core operating income (Non-GAAP), core diluted earnings per share (Non-GAAP) results and the components thereof, including but not limited to amortization of intangibles, stock-based compensation expense and related charges and restructuring, severance and related charges); and our full year 2025 (including net revenue, core operating margin (Non-GAAP), core diluted earnings per share (Non-GAAP), the components thereof and Adjusted Free Cash Flow (Non-GAAP)). The statements in this release are based on current expectations, forecasts and assumptions involving risks and uncertainties that could cause actual outcomes and results to differ materially from our current expectations. Such factors include, but are not limited to: our determination as we finalize our financial results for our second quarter of fiscal year 2025 that our financial results and conditions differ from our current preliminary unaudited numbers set forth herein; scheduling production, managing growth and capital expenditures and maximizing the efficiency of our manufacturing capacity effectively; managing rapid declines or increases in customer demand and other related customer challenges that may occur; our dependence on a limited number of customers; our ability to purchase components efficiently and reliance on a limited number of suppliers for critical components; risks arising from relationships with emerging companies; changes in technology and competition in our industry; our ability to introduce new business models or programs requiring implementation of new competencies; competition; transportation issues; our ability to maintain our engineering, technological and manufacturing expertise; retaining key personnel; risks associated with international sales and operations, including geopolitical uncertainties; energy price increases or shortages; our ability to achieve expected profitability from acquisitions; risk arising from our restructuring activities; issues involving our information systems, including security issues; regulatory risks (including the expense of complying, or failing to comply, with applicable regulations; risk arising from design or manufacturing defects; risk arising from compliance, or failure to comply, with environmental, health and safety laws or regulations; risk arising from litigation; and intellectual property risk); financial risks (including customers or suppliers who become financially troubled; turmoil in financial markets; tax risks; credit rating risks; risks of exposure to debt; currency fluctuations; and asset impairment); changes in financial accounting standards or policies; risk of natural disaster, climate change or other global events; and risks arising from expectations relating to environmental, social and governance considerations. Additional factors that could cause such differences can be found in our Annual Report on Form 10-K for the fiscal year ended August 31, 2024 and our other filings with the Securities and Exchange Commission. We assume no obligation to update these forward-looking statements.

Supplemental Information Regarding Non-GAAP Financial Measures: Jabil provides supplemental, non-GAAP financial measures in this release to facilitate evaluation of Jabil’s core operating performance. These non-GAAP measures exclude certain amounts that are included in the most directly comparable U.S. GAAP measures, do not have standard meanings and may vary from the non-GAAP financial measures used by other companies. Management believes these “core” financial measures are useful measures that facilitate evaluation of the past and future performance of Jabil’s ongoing operations on a comparable basis.
Jabil reports core operating income, core earnings, core diluted earnings per share and adjusted free cash flows to provide investors an additional method for assessing operating income, earnings, earnings per share and free cash flow from what it believes are its core manufacturing operations. Among other uses, management uses non-GAAP financial measures to make operating decisions, assess business performance and as a factor in determining certain employee performance when determining incentive compensation.
The Company determines an annual normalized tax rate (“normalized core tax rate”) for the computation of the non-GAAP (core) income tax provision to provide better consistency across reporting periods. In estimating the normalized core tax rate annually, the Company utilizes a full-year financial projection of core earnings that considers the mix of earnings across tax jurisdictions, existing tax positions, and other significant tax matters. The Company may adjust the normalized core tax rate during the year for material impacts from new tax legislation or material changes to the Company’s operations.
Detailed definitions of certain of the core financial measures are included above under “Definitions” and a reconciliation of the disclosed core financial measures to the most directly comparable U.S. GAAP financial measures is included under the heading “Supplemental Data” at the end of this release.

Meeting and Replay Information: Jabil will hold a conference call today at 8:30 a.m. ET to discuss its earnings for the second quarter of fiscal year 2025. To access the live audio webcast and view the accompanying slide presentation, visit the Investor Relations section of Jabil’s website, located at https://investors.jabil.com. An archived replay of the webcast will also be available after completion of the call.

About Jabil: At Jabil (NYSE: JBL), we are proud to be a trusted partner for the world’s top brands, offering comprehensive engineering, supply chain, and manufacturing solutions. With over 50 years of experience across industries and a vast network of over 100 sites worldwide, Jabil combines global reach with local expertise to deliver both scalable and customized solutions. Our commitment extends beyond business success as we strive to build sustainable processes that minimize environmental impact and foster vibrant and diverse communities around the globe. Discover more at www.jabil.com.

Investor Contact
Adam Berry
Senior Vice President, Investor Relations and Communications
Adam_Berry@jabil.com

Media Contact
Timur Aydin
Senior Director, Enterprise Marketing and Communications
publicrelations@jabil.com

JABIL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)

	February 28, 2025
	(unaudited)	August 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$1,592	$2,201
Accounts receivable, net	3,708	3,533
Contract assets	1,060	1,071
Inventories, net	4,435	4,276
Prepaid expenses and other current assets	1,819	1,710
Total current assets	12,614	12,791
Property, plant and equipment, net	2,880	3,024
Operating lease right-of-use assets	401	360
Goodwill and intangible assets, net	1,104	804
Deferred income taxes	117	96
Other assets	280	276
Total assets	$17,396	$17,351
LIABILITIES AND EQUITY
Current liabilities:
Current installments of notes payable and long-term debt	$—	$—
Accounts payable	6,640	6,190
Accrued expenses	5,584	5,499
Current operating lease liabilities	91	93
Total current liabilities	12,315	11,782
Notes payable and long-term debt, less current installments	2,883	2,880
Other liabilities	322	416
Non-current operating lease liabilities	319	284
Income tax liabilities	86	109
Deferred income taxes	113	143
Total liabilities	16,038	15,614
Commitments and contingencies
Equity:
Jabil Inc. stockholders’ equity:
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	3,012	2,841
Retained earnings	5,960	5,760
Accumulated other comprehensive loss	(44)	(46)
Treasury stock, at cost	(7,570)	(6,818)
Total Jabil Inc. stockholders’ equity	1,358	1,737
Noncontrolling interests	—	—
Total equity	1,358	1,737
Total liabilities and equity	$17,396	$17,351

JABIL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except for per share data)
(Unaudited)

	Three months ended		Six months ended
	February 28, 2025	February 29, 2024	February 28, 2025	February 29, 2024
Net revenue	$6,728	$6,767	$13,722	$15,154
Cost of revenue	6,152	6,137	12,540	13,749
Gross profit	576	630	1,182	1,405
Operating expenses:
Selling, general and administrative	256	308	561	622
Research and development	7	10	15	20
Amortization of intangibles	15	9	28	15
Restructuring, severance and related charges	45	70	128	197
Gain from the divestiture of businesses	—	(944)	—	(944)
Acquisition and divestiture related charges	8	46	8	61
Operating income	245	1,131	442	1,434
Interest and other, net	61	69	119	137
Income before income tax	184	1,062	323	1,297
Income tax expense	67	135	106	176
Net income	117	927	217	1,121
Net income attributable to noncontrolling interests, net of tax	—	—	—	—
Net income attributable to Jabil Inc.	$117	$927	$217	$1,121
Earnings per share attributable to the stockholders of Jabil Inc.:
Basic	$1.07	$7.41	$1.95	$8.80
Diluted	$1.06	$7.31	$1.93	$8.66
Weighted average shares outstanding:
Basic	110.0	125.2	111.3	127.4
Diluted	111.1	126.9	112.6	129.5

JABIL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(Unaudited)

	Six months ended
	February 28, 2025	February 29, 2024
Cash flows provided by operating activities:
Net income	$217	$1,121
Depreciation, amortization, and other, net	373	356
Gain from the divestiture of businesses	—	(944)
Change in operating assets and liabilities, exclusive of net assets acquired	56	133
Net cash provided by operating activities	646	666
Cash flows (used in) provided by investing activities:
Acquisition of property, plant and equipment	(213)	(554)
Proceeds and advances from sale of property, plant and equipment	54	109
Cash paid for business and intangible asset acquisitions, net of cash	(361)	(93)
Proceeds from the divestiture of businesses, net of cash	—	2,108
Other, net	17	(12)
Net cash (used in) provided by investing activities	(503)	1,558
Cash flows used in financing activities:
Borrowings under debt agreements	334	1,799
Payments toward debt agreements	(414)	(1,866)
Payments to acquire treasury stock	(636)	(1,325)
Dividends paid to stockholders	(19)	(22)
Net proceeds from exercise of stock options and issuance of common stock under employee stock purchase plan	33	31
Treasury stock minimum tax withholding related to vesting of restricted stock	(41)	(67)
Other, net	(3)	(5)
Net cash used in financing activities	(746)	(1,455)
Effect of exchange rate changes on cash and cash equivalents	(6)	(7)
Net (decrease) increase in cash and cash equivalents	(609)	762
Cash and cash equivalents at beginning of period	2,201	1,804
Cash and cash equivalents at end of period	$1,592	$2,566

JABIL INC. AND SUBSIDIARIES
SUPPLEMENTAL DATA
RECONCILIATION OF U.S. GAAP FINANCIAL RESULTS TO NON-GAAP MEASURES
(in millions, except for per share data)
(Unaudited)

	Three months ended		Six months ended
	February 28, 2025	February 29, 2024	February 28, 2025	February 29, 2024
Operating income (U.S. GAAP)	$245	$1,131	$442	$1,434
Amortization of intangibles	15	9	28	15
Stock-based compensation expense and related charges	21	23	65	69
Restructuring, severance and related charges(1)	45	70	128	197
Net periodic benefit cost	—	3	1	5
Business interruption and impairment charges, net(2)	—	—	9	—
Gain from the divestiture of businesses(3)	—	(944)	—	(944)
Acquisition and divestiture related charges(3)	8	46	8	61
Adjustments to operating income	89	(793)	239	(597)
Core operating income (Non-GAAP)	$334	$338	$681	$837
Net income attributable to Jabil Inc. (U.S. GAAP)	$117	$927	$217	$1,121
Adjustments to operating income	89	(793)	239	(597)
Net periodic benefit cost	—	(3)	(1)	(5)
Adjustments for taxes	9	82	(12)	37
Core earnings (Non-GAAP)	$215	$213	$443	$556
Diluted earnings per share (U.S. GAAP)	$1.06	$7.31	$1.93	$8.66
Diluted core earnings per share (Non-GAAP)	$1.94	$1.68	$3.94	$4.30
Diluted weighted average shares outstanding (U.S. GAAP and Non-GAAP)	111.1	126.9	112.6	129.5

(1)Charges recorded during the three months and six months ended February 28, 2025 and February 29, 2024, primarily related to the 2025 Restructuring Plan and 2024 Restructuring Plan, respectively.
(2)Charges recorded during the six months ended February 28, 2025, relate primarily to costs associated with damage from Hurricanes Helene and Milton, which impacted our operations in St. Petersburg, Florida and Asheville and Hendersonville, North Carolina.
(3)We completed the divestiture of our Mobility Business and recorded a pre-tax gain of $942 million, subject to certain post-closing adjustments that are still being finalized. We incurred transaction and disposal costs in connection with the sale of approximately $46 million and $61 million during the three months and six months ended February 29, 2024, respectively.

JABIL INC. AND SUBSIDIARIES
SUPPLEMENTAL DATA
ADJUSTED FREE CASH FLOW
(in millions)
(Unaudited)

	Six months ended
	February 28, 2025	February 29, 2024
Net cash provided by operating activities (U.S. GAAP)	$646	$666
Acquisition of property, plant and equipment (“PP&E”)(1)	(213)	(554)
Proceeds and advances from sale of PP&E(1)	54	109
Adjusted free cash flow (Non-GAAP)	$487	$221

(1)Certain customers co-invest in PP&E with us. As we acquire PP&E, we recognize the cash payments in acquisition of PP&E. When our customers reimburse us and obtain control, we recognize the cash receipts in proceeds and advances from the sale of PP&E.